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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  June 18, 2001


                         AMR CORPORATION
     (Exact name of registrant as specified in its charter)


    Delaware                    1-8400                   75-1825172
(State of Incorporation) ( Commission File Number)     (IRS Employer
                                                    Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas              76155
 (Address of principal executive offices)               (Zip Code)


                       (817) 963-1234
                (Registrant's telephone number)







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Item 9.   Regulation FD Disclosure

AMR Corporation (the "Company") is furnishing herewith certain data regarding its unit costs, capacity, traffic and fuel, and a monthly update.





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                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMR CORPORATION



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  June 18, 2001

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                                     June 18, 2001

     Statements in this report contain various forward-looking statements within the meaning of Section 27A of the Securities
Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this report, the words "expect", "forecast", "anticipates" and similar expressions are intended to identify forward-looking statements. All such statements are based on information available to the Company on the date of this report. The Company undertakes no obligation to update or revise any forward-looking statement, regardless of reason. This discussion includes forecasts of costs per ASM, capacity, traffic, fuel cost and fuel consumption, earnings, and operational considerations, each of which is a forward-looking statement. There are a number of factors that could cause actual results to differ materially from our forecasts. Such factors include, but are not limited to: general economic conditions, competitive factors within the airline industry which could affect the demand for air travel, changes in the Company's business strategy, changes in commodity prices, the inability to successfully integrate the operations of TWA into those of American and to improve their profitability, higher than expected integration costs, and the inability to successfully integrate the workforce of TWA. For additional information regarding these and other factors see the Company's filings with the Securities and Exchange Commission, including but not limited to the Company's Form 10-K for the year ended December 31, 2000.

                      Capacity Adjustments

In light of the current weak economic climate and the significant drop in demand for business travel, AMR will be making adjustments to its capacity for the remainder of 2001 and for 2002 by retiring 22 aircraft.

To facilitate this reduction, AMR will retire TWA LLC's fleet of 19 DC-9s. These aircraft had been scheduled to leave the fleet over the course of the next three years. With this revised plan, all of TWA's DC-9s will be out of service by the first quarter of next year.

Additionally, AMR has decided not to renew leases on two 727 aircraft with lease expirations at the end of this year. These two units were originally part of the fleet plan through 2003. Finally, AMR will not return to service a recently damaged F-100.

Overall, these changes will slightly reduce our planned capacity growth for the remainder of 2001, and will reduce capacity for 2002 by approximately one percent. As a result of these early aircraft retirements, AMR will be making a number of schedule changes designed to minimize the impact to our customers. These changes will be focused on reducing unprofitable flying across the system. However, we do not anticipate any significant changes in service at the St. Louis hub.

These changes to the DC-9, 727 and F-100 fleets are in addition to AMR's other recent schedule adjustments which included the announcement of our suspension of service in Los Angeles - Paris and Chicago - Rome as well as our previous adjustments to aircraft utilization rates which have reduced capacity for the second half of 2001 by approximately 0.5 %.
In addition to the cost and capital spending controls we announced last quarter, we will continue to re-evaluate our capacity growth and the associated capital spending requirements going forward as economic conditions warrant.


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                     Second Quarter Results

The economic slowdown both in the US, and to a lesser extent overseas, has already had a measurable impact on AMR's revenue performance for the second quarter. Assuming these same revenue trends continue for the month of June, we would anticipate reporting a loss in excess of $100 million for the second quarter of 2001.

Ultimately, should the current economic conditions continue throughout the rest of 2001, we would expect AMR to post a loss for the full year 2001.


                         Aircraft Charge

As indicated in our First Quarter 2001 10-Q, AMR's proposed transaction with United/US Airways prompted an impairment review of certain fleet types in accordance with SFAS 121. We have now completed this review and AMR will be taking a non-cash charge in the second quarter to adjust the values of our F-100, ATR-42 and Saab-340 aircraft. It is expected that this charge will be approximately $425 million after-tax. This charge does not affect our current fleet plan or the on-going operation of these aircraft.


                         Monthly Update

Attached is our monthly guidance on unit cost, fuel, traffic and capacity. As with last month's update, we are now including information for TWA LLC and have included TWA in the AMR unit cost guidance.

Please call if you have additional questions.



                                    Michael Thomas
                                    Director, Investor Relations
                                     June 19, 2001
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     AMR EAGLE EYE


Unit Costs

         AMR Consolidated Coosts Per ASM (in cents) Including TWA LLC
                                  Actual --------- Forecast----
                                   May    June   July     Aug
                AMR Cost per ASM    10.8   11.4   10.9    10.9


         American Mainline Operations Cost per ASM (in cents)
                                           Actual -------- Forecast----
                                            May    June   July     Aug

                AA Cost per ASM             10.6   11.3   10.8    10.7
                Prior Year (2000) Restated* 10.3   10.5   10.3    10.4


           TWA LLC Operating Cost per ASM (in cents)
                                  Actual -------Forecast--------
                                   May    June   July     Aug

                TWA Cost per ASM    9.4    9.4     9.3     9.7


Capacity, Traffic and Fuel

                                              Actual --------Forecast-------
                                               May    June   July     Aug
             AA Mainline Ops:
                Capacity (yr/yr)               2.9%   4.1%   2.3%    2.5%
                Traffic (yr/yr)               -4.3%  -2.0%  -1.0%   -0.8%

                Fuel (cents/gal incl. tax)      82     83     82      82
                Fuel Consumption (mil. gal.)   266    273    282     280

         American Eagle:
                Capacity (yr/yr)               9.6%   6.3%   6.3%    8.1%
                Traffic (yr/yr)                7.6%   3.0%   4.4%    5.5%

            TWA Airlines LLC:
                Capacity (000,000) ASMs      3,004  3,027  3,093   2,962
                Traffic (000,000) RPMs       2,028  2,117  2,281   2,152


* Certain airline related small businesses have been reclassified under American Mainline Operations (e.g. contract maintenance and magazine). As a result, we have provided restated numbers for 2000 on a comparable basis. Please note that this minor change does not impact AMR consolidated numbers.